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                                                                      EXHIBIT 21
                                                                      ----------

      Direct and Indirect Subsidiaries of Commonwealth Aluminum Corporation
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
                              NAME                            STATE OF INCORPORATION
                              ----                            ----------------------

       Commonwealth Industries, Inc. (1)                             Delaware

       Commonwealth Aluminum Lewisport, Inc. (1)                     Delaware

       Commonwealth Aluminum Sales Corporation (3)                   Delaware

       Commonal Corporation (1)                                      Barbados

       Alflex Corporation (1)                                        Delaware

       Barmet Aluminum Corporation (2)                                 Ohio

       -------------------------------------------------------------------
         (1)  Subsidiary of Commonwealth Aluminum Corporation

         (2)  Subsidiary of Alflex Corporation

         (3)  Subsidiary of Commonwealth Aluminum Lewisport, Inc.





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